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EXHIBIT 4.1

                          [No. of Cert] [No. of Shares]


                    CREATIVE ENTERPRISES INTERNATIONAL, INC.


           THIS CERTIFIES THAT [Name of Shareholder] is the registered

                       Holder of [Number of Shares] shares

 Transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

   In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed this ______ day of ____ A.D. ______.


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